YOUR PROXY VOTE IS IMPORTANT!

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-5909


                                 And now you can Vote your Proxy on the PHONE or the INTERNET.
                                 IT'S EASY! JUST FOLLOW THESE SIMPLE STEPS:

                                 1. Read your Proxy Statement/Prospectus and
                                    have it and this proxy card at hand.

                                 2. Log on to WWW.2VOTEPROXY.COM/NP and follow
                                    the on-screen instructions provided.

                                 3. Call toll free at 1-800-830-3542 and follow
                                    the recorded instructions provided. Or call us toll free at 1-844-292-8012 Monday through Friday, 10:00 a.m. to 6:00 p.m. Eastern Time and speak with a customer service agent to cast your vote.


                                 DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY
                                 PHONE OR INTERNET.

                                 PROXY TABULATOR
                                 PO BOX 55909
                                 BOSTON, MA 02205-9100



                          NOMURA PARTNERS FUNDS, INC.

                                HIGH YIELD FUND
                        SPECIAL MEETING OF SHAREHOLDERS

    PROXY SOLICITED BY THE BOARD OF DIRECTORS OF NOMURA PARTNERS FUNDS, INC.
            FOR A SPECIAL MEETING OF SHAREHOLDERS OF HIGH YIELD FUND
                      ____________, _____________ __, 2014

The undersigned, revoking previous proxies with respect to the Shares (defined below), hereby appoint(s) Jesse D. Hallee and Bernard J. Brick, each with full power of substitution, as my proxies to vote Class A, Class C, and/or Class I shares of the High Yield Fund (the "SHARES"), respectively, as indicated on reverse, that I am entitled to vote at the Special Meeting of Shareholders of High Yield Fund, a series of capital stock of Nomura Partners Funds, Inc. to be held in the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, on ____________, _____________ __, , 2014, at 00:00 a.m./p.m.,
Eastern Time, and any adjournments or postponements thereof (the "SPECIAL MEETING"). All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of a Special Meeting of Shareholders and the Proxy Statement/Prospectus dated ________ __, 2014.

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
                                                                                _________________________
Your signature(s) on this Proxy should be exactly as your name(s)               Signature of Shareholder
appear on this Proxy. If the shares are held jointly, each holder
should sign this Proxy. Attorneys-in-fact, executors, administrators,           _________________________
trustees, or guardians should indicate the full title and capacity in           Signature (Joint owners)
which they are signing.
                                                                                _________________________
                                                                                Date



                                                                                                                HY - NOM14-V2

     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ________ __, 2014

  The Proxy Statement for this Meeting is available at: WWW.2VOTEPROXY.COM/NP

                            YOUR VOTE IS IMPORTANT!
                    UNLESS VOTING BY TELEPHONE OR INTERNET,
                   PLEASE SIGN, DATE AND MAIL THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                                Please mark box as shown in this example. [X]

THE BOARD OF DIRECTORS OF NOMURA PARTNERS FUNDS, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THIS PROPOSAL:

                                                                                               FOR     AGAINST     ABSTAIN

Proposal 1: To consider and approve an Agreement and Plan of Reorganization
            providing for (i) the transfer of all of the assets of the High Yield Fund         [ ]       [ ]         [ ]
            (the "Existing Fund") to the Nomura High Yield Fund (the "New
            Fund"), a new series of The Advisors' Inner Circle Fund III, and the assumption by the New Fund of certain of the liabilities of the
            Existing Fund in exchange for Class I shares of the New Fund; (ii)
            the distribution of such New Fund shares to the shareholders of the Existing Fund; and (iii) the termination, dissolution and complete liquidation of the Existing Fund.


IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, YOUR VOTE WILL BE CAST "FOR" THE PROPOSAL. IF INSTRUCTIONS ARE NOT
INDICATED ON A PROPERLY EXECUTED PROXY FOR A CLASS OF SHARES THAT YOU OWN, YOUR VOTE WILL BE CAST "FOR" THE PROPOSAL WITH RESPECT
TO THAT CLASS.  THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES WITH RESPECT TO ANY OTHER MATTER
THAT PROPERLY COMES BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL
MEETING; YOU MAY, NEVERTHELESS, VOTE IN PERSON IF YOU DO ATTEND.

                                                                                                                   HY - NOM14-V2

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